CLYDE BAILEY P.C.

Certified Public Accountant

10924 Vance Jackson $404

San Antonio, Texas 78230

(210) 699-1287 (ofc)

(888) 699-1287 ♦  (210) 691-2911 (fax)

Member:

American Institute of CPA's

Texas Society of CPA's

December 15, 2004

In consent to the use, of my report dated March 16, 2004, in the Form S-8, on the financial statements of MT Ultimate Healthcare Corp. dated December 31, 2003, included herein and to the reference made to me.

/s/ Clyde Bailey

Clyde Bailey